SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
      Date of report (date of earliest event reported): September 28, 2005



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)


    Texas                            0-4690                    74-2126975

(State or other jurisdiction    (Commission file number)   (I.R.S. employer
 of incorporation)                                         identification no.)


                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 404-5000


Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))











Item 1.01. Entry into a Material Definitive Agreement.

     The Board of Directors of Financial Industries Corporation (the "Registrant") has approved the Financial Industries Corporation Stock Plan for Non-Employee Directors (the "Plan"). Under the provisions of the Plan, which is effective as of September 30, 2005, non-employee directors may elect to receive a portion of their annual fee for service on the Board of Directors and their annual fee(s) for service on a committee, or committees, of the Board of Directors in the form of shares of common stock of the Registrant, in lieu of cash. The election, which may be made on an annual basis, may be for fifty percent (50%) or more, in five percent (5%) increments, of the annual fees for a Plan Year (as defined in the Plan). The shares of common stock issued under the Plan shall be shares of the Registrant's authorized but unissued or reacquired common stock. This description of the Plan is qualified by reference to the complete Plan, which is filed as an exhibit and is incorporated herein by reference.



Item 9.01     Financial Statements and Exhibits.

     Exhibits. 10.1 - Financial Industries Corporation Stock Plan for Non-Employee Directors. .



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FINANCIAL INDUSTRIES CORPORATION


Date: September 30, 2005                By:  /s/ Vincent L. Kasch
                                             Vincent L. Kasch
                                             Chief Financial Officer